Fisher Thurber, LTD.
4225 Executive Square Suite 1600
La Jolla, CA 92037-1483
February 6, 1996

Natural Alternatives International, Inc.
1185 Linda Vista Drive, Suite D
San Marcos, CA 92069

   Re:    Form S-8 Registration Statement

Ladies and Gentlemen:

   We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission to register 500,000 shares of common stock, $.01 par value per share (the "Common Stock"), of Natural Alternatives International, Inc. (NAI), a Delaware corporation (the "Company"), issuable pursuant to the NAI 1994 Nonqualified Stock Option Plan (the "Plan").

   For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

   On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered under the Plan, when issued in accordance with the Registration Statement and the provisions of the Plan, will be validly issued, fully paid and nonassessable.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              FISHER THURBER, LTD.


                              By:  /s:     David A. Fisher
                                   --------------------------
                                           David A. Fisher